Financial Statements and Report of
                    Independent Certified Public Accountants

                              ESSENTIA WATER, INC.

                           December 31, 1999 and 1998

                                    CONTENTS

                                                                           Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.........................  3

FINANCIAL STATEMENTS

        BALANCE SHEETS.....................................................  4

        STATEMENTS OF OPERATIONS...........................................  5

        STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)........................  6

        STATEMENTS OF CASH FLOWS...........................................  7

        NOTES TO FINANCIAL STATEMENTS......................................  8

                                                                  GRANT THORNTON
Accountants and                                               Grant Thornton LLP
Management Consultants
The US Member Firm of
Grant Thornton International


               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors
Essentia Water, Inc.

We have audited the accompanying balance Sheets of Essentia Water, Inc. (a Washington corporation) as of December 31, 1999 and 1998, and the related statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 1999 and for the period from June 30, 1998 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essentia Water, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period from June 30, 1998 (date of inception) through December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $688,150 during the year ended December 31, 1999, and, as of that date, the Company's current liabilities exceeded its current assets by $412,893 and its total liabilities exceeded its total assets by $132,883. These factors, among others, as discussed in note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/Grant Thornton, LLP
--------------------------------
Seattle, Washington
January 28, 2000


Suite 4150
700 Fifth Avenue
Seattle, WA 98104
Tel 206 623-1121
Fax: 206 623-9247

                              Essentia Water, Inc.

                                 BALANCE SHEETS

                                  December 31,


                                     ASSETS

                                                          1999          1998
                                                       ----------    ----------
CURRENT ASSETS
  Cash                                                 $  55,142     $  48,016
  Accounts receivable                                     95,665        25,205
  Inventories                                             78,747        41,754
  Prepaid expenses                                        34,410         3,375
                                                       ----------    ----------

    Total current assets                                 263,964       118,350
                                                       ----------    ----------

PROPERTY AND EQUIPMENT - AT COST, net                    280,010       312,763
                                                       ----------    ----------

                                                       $ 543,974     $ 431,113
                                                       ==========    ==========


                                   LIABILITIES

CURRENT LIABILITIES
  Trade accounts payable                               $ 105,880     $  72,698
  Accrued liabilities                                     20,977         3,148
  Stockholder notes payable                              400,000       300,000
  Advances from NextPath Technologies, Inc.              150,000             -
                                                       ----------    ----------

    Total current liabilities                            676,857       375,846
                                                       ----------    ----------

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock - authorized 10,000,000 and
  2,000,000 shares of no par value; 3,937,390,
  and 279,424 shares issued and outstanding
  in 1999 and i998, respectively                       1,058,847       558,847
Accumulated deficit                                   (1,191,730)     (503,580)
                                                       ---------      ---------
                                                        (132,883)       55,267
                                                       ----------    ----------

                                                       $ 543,974     $ 431,113
                                                       ==========    ==========

The accompanying notes are an integral part of these statements.

                              Essentia Water, Inc.

                            STATEMENTS OF OPERATIONS

         Year ended December 31, 1999 and period ended December 31, 1998


                                                          1999          1998
                                                       ----------    ----------
REVENUES
  Brand sales                                          $ 553,792     $ 103,641
  Private label sales                                    201,508        79,613
  Discounts                                              (78,079)       (8,853)
                                                       ----------    ----------

    Net revenues                                         677,221       174,401

    Cost of goods sold                                   499,755       199,468
                                                       ----------    ----------

        Gross profit (loss)                              177,466       (25,067)
                                                       ----------    ----------

OPERATING EXPENSES
  Selling and marketing                                  528,664       237,710
  General and administrative                             293,239       237,855
                                                       ----------    ----------
                                                         821,903       475,565
                                                       ----------    ----------

  Operating loss                                        (644,437)     (500,632)

INTEREST EXPENSE                                          43,713         2,948
                                                       ----------    ----------

NET LOSS                                               $(688,150)    $(503,580)
                                                       ==========    ==========


The accompanying notes are an integral part of these statements.

                              Essentia Water, Inc.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

         Year ended December 31, 1999 and period ended December 31, 1998



                                    Common Stock        Accumulated
                               -----------------------
                                 Shares       Amount      Deficit       Total
                               -----------  ----------  ------------  ----------

Balance at June 30, 1998
  (date of inception)          $        -   $       -   $        -    $       -

Issuance of founders shares       169,424     338,847                   338,847

Sale of common stock at $2.00
  per share                       110,000     220,000                   220,000

Net loss for the year                   -           -      (503,580)   (503,580)
                                ----------  ----------    ----------   ---------

Balance at December 31, 1998      279,424     558,847      (503,580)     55,267

12: 1 stock dividend effective
  October 15, 1999              3,353,088

Issuance of common stock for
  related party notes payable     304,878     500,000                   500,000

Net loss for the year                   -           -      (688,150)   (688,150)
                                ----------  ----------   -----------   ---------

Balance at December 31, 1999    3,937,390  $1,058,847   $(1,191,730)  $(132,883)
                                ==========  ==========   ===========   =========


The accompanying notes are an integral part of this statement.

                              Essentia Water, Inc.

                            STATEMENTS OF CASH FLOWS

         Year ended December 31, 1999 and period ended December 31, 1998



                                                          1999           1998
                                                      -----------    -----------

Increase (decrease) in cash
Cash flows from operating activities
  Net loss                                            $ (688,150)    $ (503,580)
  Adjustments to reconcile net loss to
    net cash used in operating activities
    Depreciation                                          49,728          2,767
    Loss on intangible assets                                  -         26,574
    Changes in operating assets and liabilities
      net of effect of initial purchase of assets:
        Accounts receivable                              (70,460)         9,678
        Inventories                                      (36,993)        87,677
        Prepaid expenses                                 (31,035)         3,105
        Accounts payable                                  33,182        (45,205)
        Other current liabilities                         17,829          3,148
                                                        ---------      ---------

          Net cash used in operating activities         (725,899)      (415,836)
                                                        ---------      ---------

CASH FLOWS FROM INVESTING ACTMTIES
  Purchase of furniture and equipment                    (16,975)       (56,148)
                                                        ---------      ---------

    Net cash used in investing activities                (16,975)       (56,148)
                                                        ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from related party note payable               600,000        300,000
  Proceeds received from issuance of common stock              -        220,000
  Proceeds from advance from NextPath
    Technologies, Inc.                                   150,000              -
                                                        ---------      ---------

    Net cash provided by financing activities            750,000        520,000
                                                        ---------      ---------

Net increase in cash                                       7,126         48,016

Cash at beginning of period                               48,016              -
                                                        ---------      ---------

Cash at end of period                                   $ 55,142       $ 48,016
                                                        =========      =========

See note J for non-cash activities.
The accompanying notes are an integral part of these statements.

                              Essentia Water, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998



NOTE A - SUMMARY OF ACCOUNTING POLICIES

     Essentia Water, Inc.(the Company), a Washington S-corporation, manufactures and distributes electrolyte and alkaline enhanced bottled water products. The Company was formed on June 30, 1998 when certain assets and liabilities owned by the Company's sole stockholder were acquired. The assets and liabilities which netted to $338,847 were exchanged for 169,424 shares of common stock and were recorded at founders cost.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     1.   Accounts Receivable
          -------------------

     The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If amounts become uncollectible, they will be charged to operations when that determination is made.

     2.   Inventories
          -----------

     Inventories axe stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     3.   Depreciation
          ------------

     Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives ranging from three to seven years.

     The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

     4.   Income Taxes
          ------------

     Effective July 1, 1998, the Company made an election under Subchapter S of the Internal Revenue Code. Under this section, income taxes on net earnings or tax benefits of net operating losses are accounted for personally by the stockholders. Accordingly, no provision or benefit has been made for income taxes for the year ended December 31, 1999 and period ended December 31, 1998, respectively.

     5.   Use of Estimates
          ----------------

     In prepaxing the Company's consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     6.   Related Parties
          ---------------

     The Company currently leases space from and provides certain accounting and administrative support for a company in which the Company's president and sole stockholder has a controlling interest.

                              Essentia Water, Inc.

                         NOTES TO FINANCIAL STATEN[ENTS

                           December 31, 1999 and 1998

NOTE B - GOING CONCERN

     As shown in the financial statements, the Company incurred a net loss of $688,150 in 1999 and $503,580 in 1998. In addition, the Company's current liabilities exceeded its current assets by $412,893 and its total liabilities exceeded its total assets by $132,883 as of December 31, 1999. These factors, raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to obtain additional capital and operate at a profit. The Company's plans with respect to these matters axe described in note K.

NOTE C - ACCOUNTS RECEIVABLE

     Accounts and notes receivable consist of the following at December 31:

                                                   1999          1998
                                                 ---------     ---------

        Trade                                    $ 72,293      $ 24,487
        Related party receivable                   19,754             -
        Other                                       3,618           718
                                                 ---------     ---------

                                                 $ 95,665      $ 25,205
                                                 =========     =========

NOTE D - INVENTORIES
     Inventories consist of the following at December 31:

                                                   1999         1998
                                                 ---------    ---------
     Purchased parts and raw materials           $ 58,015     $ 13,227
     Finished goods                                20,732       28,527
                                                 ---------    ---------

                                                 $ 78,747     $ 41,754
                                                 =========    =========

                              Essenfia Water, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

NOTE E - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31:

                                                   1999          1998
                                                ----------    ----------
     Production equipment                       $ 309,644     $ 309,644
     Office furniture and equipment                22,861         5,886
                                                ----------    ----------
                                                  332,505       315,530

        Less accumulated depreciation              52,495         2,767
                                                ----------    ----------

                                                $ 280,010     $ 312,763
                                                ==========    ==========

NOTE F - STOCKHOLDER NOTES PAYABLE

     On December 31, 1998, the Company had unsecured demand notes of $300,000 due to the sole stockholder of the Company. The notes accrue interest at 8% and are due January 1999. In January 1999 these demand notes were consolidated into a new note for $300,000 due to the sole stockholder of the Company, accruing interest at 8% and due January 2000. During fiscal year 1999, the company incurred another $600,000 in unsecured demand notes due to the sole stockholder of the Company. On October 31, 1999, $500,000 of these notes were converted to 304,878 shares of common stock. The due date of the remaining notes of $400,000 were extended upon the acquisition of the Company by NextPath Technologies, Inc. (note lC) as of December 31, 1999, the notes accrue interest at 10.5% and are due July 2000.

NOTE G - COMMITMENTS AND CONTINGENCIES

     Operating Lease Obli~tion~

     The Company conducts its administrative functions in leased facilities under a month-to-month operating lease from a related party. Rent expense for the leased facilities for the year ended December 31, 1999 and the period ended December 31, 1998, was approximately $9,200 and $5,200, respectively.

NOTE H - RETIREMENT PLAN

    The Company has adopted a salary deferral retirement plan, or 401(k) plan. The plan covers all employees who meet the plan's eligibility requirements. The Company does not provide matching funds for contributions made by employees.

                              Essentia Water, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

NOTE I - STOCK OPTIONS

     The Company implemented a stock option plan during the year ended December 31, 1999 which is accounted for under APB Opinion No. 25 and related Interpretations. The plan allows the Company to grant options to employees for up to 50,000 shares of common stock per employee. Options currently outstanding vest over a five-year period. The options are exercisable at not less than the market value of the Company's common stock on the date of grant. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been increased to the pro forma amounts indicated below for the year ended December 31, 1999. The fair value of option grants is estimated using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal year 1999: expected volatility of 0%, risk free interest rate of 6.50'%; expected lives of 10 years; and a zero percent dividend yield.

                                                           1999
                                                       ------------
      Net loss:
        As reported                                     $ (688,150)
        Pro forma                                       $ (692,098)

      Net loss per common share:
        As reported                                     $    (0.20)
        Pro forma                                       $    (0.20)

     A summary of the Company's stock option plan's activity is as follows:

                                                             1999
                                                     --------------------------
                                                                   Weighted
                                                                    average
            Stock options                              Shares    exercise price
    -------------------------------------            ----------  --------------

     Outstanding at beginning of year                        -      $     -
     Granted                                           607,200          .08
                                                       -------       ------

     Outstanding at end of year                        607,200      $   .08
                                                       =======       ======

     Options exercisable at end of year                165,072      $   .08
                                                       =======       ======

     Weighted-average fair value of options
       granted during the year                                      $   .04
                                                                     ======

                                       11

                              Essentia Water, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

NOTE I - STOCK OPTIONS - Continued

     The following is a summary of stock options outstanding at December 31, 1999:

                                           Options Outstanding
                         -------------------------------------------------------
                                            Weighted-average          Number of
                            Number             remaining               options
     Exercise price      outstanding        contractual life         exercisable
     --------------      -----------       -------------------       -----------

         $.08              607,200             9.58 years              165,072

NOTE J - NON-CASH INVESTING AND FINANCING ACTIVITIES

     Supplemental disclosure of cash flow information and non-cash investing and financing activities is as follows for December 31:

                                                              1999       1998
                                                            --------  ---------
      Non-cash operating activities
        Accounts receivable received in exchange for stock  $      -  $  34,883
        Inventories received in exchange for stock          $      -  $ 129,431
        Prepaid expenses received in exchange for stock     $      -  $   6,480
        Intangible assets received for stock                $      -  $  26,574
        Accounts payable received in exchange for stock     $      -  $(117,903)

      Non-cash investing and financing activities
      Equipment received in exchange for stock              $      -  $ 259,382
      Related party debt converted to common stock          $500,000  $       -

NOTE K - SUBSEQUENT EVENTS

     On January 21, 2000, the Company was acquired by NextPath Technologies, Inc. (NextPath). Under the terms of the agreement, the sole stockholder of the Company will receive $8 million worth of NextPath common stock for all the outstanding common stock of the Company. Outstanding stock options will also be converted into NextPath options. The actual number of the NextPath shares to be received by the Company's sole stockholder was based upon the average market price for thirty trading days ending January 14, 2000, less a discount of thirty percent to reflect the restricted nature of the stock. This will result in the Company's tax status changing from its current Subchapter S election. NextPath had advanced $150,000 as of December 31, 1999 and is committed to further advances to fund working capital requirements. Management believes the Company will receive sufficient future funds to finance operations. However, there can be no assurance that such additional funding will be available on acceptable terms, if at all.

                                       12